Exhibit 10.4

This is a translation into English of the official Hebrew version of the agreement between Manuka Ltd. and Chic Cosmetics Industries 1989 Ltd. In the event of a conflict between the English and Hebrew texts, the Hebrew text shall prevail.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MANUKA LTD. IF PUBLICLY DISCLOSED. OMISSIONS ARE DENOTED IN BRACKETS WITH ASTERISKS THROUGHOUT THIS EXHIBIT.

Agreement

Which was drawn up and signed on December 14, 2021

Between:	Manuka Ltd. Private Company No. 516179181 Of 3 Eliezer Vardinon St. Petach Tikva, Israel (Hereinafter: “The Company”)

 Of the first part

And between:	Chic Cosmetics Industries 1989 Ltd. Private Company No. 511383648 Of 26-28 Hayarkon St. Yavne, Israel (Hereinafter: “The Manufacturer”)

Of the second part;

Whereas
the Company is engaged in the marketing and the sale of various products, including cosmetic products which contain ingredients of the Manuka Plant, and the Manufacturer is inter alia engaged in the production of various cosmetic products and in the development of formulas of various cosmetic products;

And whereas
the parties agree that the Manufacturer will provide services to the Company which will include the development of specific formulas of products according to characteristics that will be defined by the Company followed by a serial production of these products (hereinafter: “The Services”), and the parties request to arrange and to anchor in writing all the terms and the provisions that relate to the rendering of the services to the Company by the Manufacturer as well as the entirety of their contractual relations – as specified in this agreement below;

Therefore it was declared, conditioned and agreed between the parties as follows:

1.
The preamble to this agreement is an integral part thereof and one of its terms. The appendices to the agreement are an integral part of the agreement and one of its terms, even if they were attached to the agreement after it was signed.

2.
The Manufacturer will provide the Company with services according to the work orders that the Company will issue to the Manufacturer from time to time. The services will inter alia include the following actions: (a) The development of the formulas of various products according to the specifications that the Company will give to the Manufacturer from time to time (hereinafter: “The Formulas”); and (b) Serial production of the products whose formulas have been prepared and are complete. With respect to the serial production of the products, the parties will agree about the terms regarding each order.

3.
The Company declares and undertakes as follows: It has all the permits, the licenses and the certificates which are required by any competent governmental and/or municipal entity and according to the law for the fulfilment of its obligations according to this agreement; it will comply with the provisions of the law with respect to the fulfilment of its obligations according to this agreement; and it will act – by itself and on its account – towards the obtainment of every new certificate, permit or license, as far as they are required, and towards saving those that it has and are fully valid throughout the entire period of the agreement as mentioned above.

4.
It is hereby clarified as follows: This agreement is an agreement between a customer and an independent contractor of services, and it is not a work contract; each party is the owner of an independent business; and there are and there will be between the parties no employee-employer relations, relations of authorization, relations of agency or relations of partnership, etc. for any purpose whatsoever.

5.
The Manufacturer will only be allowed to make use of the formulas that it will develop for the Company for the benefit of the manufacture of the products for the Company, and the Manufacturer will not be allowed to transfer and/or to disclose the formulas to any party whatsoever, unless the Company approves it in advance and in writing.

6.	The Company will have the option to purchase the formulas from the Manufacturer according to the terms that are specified in Appendix A to this agreement (hereinafter: “The Warrant”).

7.
The Company will act – through a third party – towards the submittal of all the documents that are required for the obtainment of a license and the registration of the products with the relevant authorities. The Company will bear the cost of the issue of the licenses with respect to each and every product. The Manufacturer will assist the Company in the process of the obtainment of the licenses, and it will provide it with information and with the relevant documents which will be at the Manufacturer’s disposal. It is clarified that the responsibility for the issue of the licenses applies to the Company.

8.
In exchange for the rendering of the services, the Company will pay to the Manufacturer the consideration which will be from time to time agreed upon between the parties according to the payment terms that will be agreed upon between the parties.

9.
This agreement will be valid for an indefinite period. Each party will be allowed to terminate the agreement through giving a written notice of at least 180 days to the other party. It is clarified that the cancellation of the agreement will not derogate from the validity of the warrant.

10.
In this agreement, the meaning of the term “The Rights of Individual Property” is the rights of the intellectual property and/or the copyright and/or the rights whose nature is similar to intellectual property and/or copyrights of any kind and type whatsoever with respect to the products, their composition, their formulas, their production method, their production portfolios and any knowhow that relates thereto, including commercial secrets, trademarks, copyrights and rights of any industrial or intellectual property whatsoever, including inventions, progresses, developments, improvements, ideas and applications which relate to the Company’s products and/or individual property including all the rights in the formulas and in any future development of the formulas as well as all the rights in the developments, in the alterations and in the modifications that will be carried out in the formulas as part of the execution of the services according to this agreement, whether they were completed or not.

11.
It is agreed that up to the date on which the Company will purchase from the Manufacturer the rights in the formulas that the Manufacturer will develop for the Company as stated in the warrant, the Manufacturer will not be obligated to give the formulas to the Company. If the Company exercised the option for the purchase of any of the formulas according to the provisions of the warrant, the Manufacturer will give to the Company the formulas with respect to which the option will be exercised by the Company, and the Company will be allowed to act as if it were their owner, including to indefinitely act towards their exercise and their commercialization around the world, and the Manufacturer will not assign to the Company and will waive any right regarding the rights of the intellectual property (as stated in the deed of transfer that is attached to the warrant as an appendix).

12.
It is hereby agreed that the Manufacturer will not be allowed to manufacture - for itself and/or for any other party whatsoever - the products that the parties will manufacture and/or develop as part of the fulfilment of the provisions of this agreement and/or to transfer the intellectual property to any party whatsoever and/or make any use of the intellectual property, excluding as stated in this agreement – even if the Company does not exercise the option for the purchase of any of the formulas. It is also agreed that the Manufacturer will not be allowed to make any change in the formulas and in the specifications of products that will be manufactured and/or planned by any of the parties as well as any change whose purpose is the manufacture of other products through those formulas and/or specifications.

13.
Each party undertakes to keep in full and absolute confidentiality, not to transfer to third parties (and to make sure that all its employees and/or people who act by virtue thereof and/or on its behalf and/or companies that are related thereto will act as mentioned above) and not to make any use of any knowhow, information and/or commercial, financial and/or professional secrets which are related to the activities of the other party. The parties will only be allowed to make use of the aforementioned information as far as it is required for the execution of this agreement. The aforesaid will not apply to information that is public knowledge or to information that was independently developed by the disclosing party or of which it became aware in a legal manner rather than while violating the duty of confidentiality.

14.	Each party undertakes to purchase insurance which will cover the liabilities that apply thereto with respect to the products.

15.
This agreement summarizes all the agreements of the parties with respect to the issues that are settled therein, and there will be no relevance to any negotiation, understanding, consent, undertaking or representation that were between the parties, as far as they were - whether explicitly or implicitly, whether in writing or orally – prior to the signing of this agreement with respect to those issues. No change, amendment and/or renunciation of the provisions of this agreement will be valid, unless they were carried out in a document that was signed by both parties.

16.
It is hereby agreed that the unique and exclusive judicial competence with respect to this agreement is only granted to the courts that are competent therefor in Tel-Aviv-Jaffa, and the parties explicitly reject the local competence of other courts in Israel.

17.
The notifications of the parties by virtue of this agreement will be carried out in writing and will be sent to the addresses of the parties which are specified in the preamble to the agreement or to any other address which was given by the other party to the sending party in writing, at least 24 hours before the notification was sent. Any notification that one party will send to the other via registered mail will be considered as if it was received by the other party 72 hours from the time on which the notification was sent; if it was delivered by hand – at the time of its delivery; and if it was sent via e-mail – on the date on which it was sent.

And in witness whereof the parties hereby sign:

( - ) Manuka Ltd. Private Company No. 516791181 The Company	( - ) Chic Cosmetic Industries 1989 Ltd. The Manufacturer

Appendix A

Warrant

Date: December 14, 2021

Messrs.

Manuka Ltd.

Dear Madam / Sir,

Re: Granting an option for the purchase of formulas of products

Chic Cosmetic Industries 1989 Ltd. (Private Company No. 511383648) (hereinafter: “The Manufacturer”) hereby grants to Manuka Ltd. (Private Company No. 516179181) (hereinafter: “The Company”) an option (hereinafter: “The Option”) for the purchase of the formulas (as defined below) according to the terms that are specified in this warrant below:

1.	In this warrant, the following terms will have the meaning that is stated next to them: “The Formulas” – the formulas of the following products:

Product name	Ministry of Health License No.
Face serum with bee venom	1/143243/20
Face serum with strengthened Vitamin C	1/151858/21
Day cream	1/151084/21
Nourishing night cream	1/149720/21
Facial cleansing gel	1/151083/21
Eye cream	1/151085/21

“The Consideration of the Exercise” – an amount of [**] plus V.A.T. for each of the formulas, linked to the consumer price index which is known on the date of the signing of this agreement to which this warrant is attached as an appendix.

2.
The Manufacturer grants the Company with the option to purchase the formulas and/or any thereof from the Manufacturer against the payment of the consideration of the exercise. The option will be valid for a period of 10 (ten) years which commences on the date on which this warrant is signed.

3.
The option will be exercisable with respect to all the formulas and/or with respect to each of them, and the Company will be allowed to exercise the option in installments with respect to each of the formulas.

4.
The Company will exercise the option through sending a written notification to the Manufacturer, under which the Company will notify the Manufacturer about its intent to exercise the option and the formula and/or the formulas with respect to which it exercises the option (hereinafter: “The Notification of the Exercise”).

5.
If the Company sent a notification of exercise and paid the consideration of the exercise to the Manufacturer, the Manufacturer will give to the Company the formulas with respect to which the notification of the exercise was sent, while they match the formulas that were submitted and were approved by the Israel Ministry of Health, and the provisions that are specified below will apply:

5.1
The formulas will be given to the Company as follows: A computerized file that will include the complete specification of the formulas and any information that is required for the manufacture of the products through them;

5.2
The Manufacturer will sign a deed of the transfer of the intellectual property rights according to the version that is attached to this warrant as Appendix 5 with respect to the formulas for which the notification of the exercise was sent;

5.3
It is clarified that the Company will pay to the Manufacturer the consideration of the exercise for the formulas which are the subject of the notification of the exercise plus V.A.T. against a legal tax invoice.

1.	Notifications under this warrant or with respect thereto will be carried out in writing and will be sent according to the provisions of the agreement to which this warrant is attached as an appendix.

2.
This warrant summarizes all the consents of the parties with respect to the granting of the option to the Company. Any change, amendment and/or renunciation of the provisions of this warrant will only be valid if they were carried out in a document that was signed by both parties. The unique and exclusive judicial competence with respect to this warrant is only granted to the courts that are competent therefor in Tel-Aviv-Jaffa, and the parties explicitly reject the local competence of other courts in Israel.

And in witness whereof we hereby sign:

                           ( - )
Chic Cosmetic Industries 1989 Ltd.

Confirmation

We hereby confirm our agreement and our commitments to all the terms that are specified in this warrant.

                             ( - )

                     Manuka Ltd.
    Private Company No. 516791181

Appendix 5

Deed of Transfer

Whereas
we, the undersigned, Chic Cosmetics Industries 1989 Ltd. (Private Company No. 511383648) (hereinafter: “The Transferor”) entered into an agreement (hereinafter: “The Agreement”) with Manuka Ltd. (Private Company No. 516179181) (hereinafter: “The Transferee”) under which it was inter alia agreed that we will provide services to the transferee which include the development of formulas (hereinafter: “The Formulas”) for the manufacture of various products (hereinafter: “The Products”);

And whereas
the parties agreed that the Transferor will transfer to the Transferee all the rights that the Transferor has in the intellectual property (as this term is defined below) (hereinafter: “The Intellectual Property”) with respect to the following product: [the name of the formula and the Ministry of Health License Number] (hereinafter: “The Product”) in a way that the intellectual property rights will be exclusively owned by the Transferee after the aforementioned execution of the transfer of rights;

Therefore the Transferor transfers to the Transferee, to its successors, to its legal representatives and to all its replacements or successors the rights that the Transferor has or may have in the intellectual property, as far as it has the aforementioned rights (hereinafter: “The Transferred Rights”) including all the rights, the authorities, the confidentialities and the immunities which arise therefrom or are granted thereby, and all the applications for the registration of the intellectual property for the transferred rights that were or that may be submitted in the future in any country and/or jurisdiction whatsoever, and all the requests of distribution, innovations and requests of continuance therefor, along with all the preemptions that the Transferor has or may have with respect to the transferred rights and any registration that will be granted for the transferred rights and/or for the aforementioned requests – in a way that the Transferee will hold all the intellectual property rights after the transfer of the transferred rights to the Transferee.

The Transferor hereby declares that it has the full right and the full authority to transfer the transferred rights and that it did not and will not enter into any agreement which contradicts this deed of transfer;

In this deed of transfer, the term “Intellectual Property” refers to the following: Intellectual property rights and/or copyrights and/or rights whose nature is similar to intellectual property and/or copyrights of any kind and type whatsoever as far as they refer and/or relate to the formula of the product (as well as the knowhow, the formulas, the production portfolios and the production processes that relate to that product), including rights in trademarks, computer programs, software programs, concepts, confidential information, certification marks, collective trademarks, copyrights, data, designs, derived creations, discoveries, domain names, file structures, goodwill, ideas, improvements, samples (whether registered or unregistered), information, innovations, inventions, knowhow, logo, methods, moral rights, patents, patent registration applications, patent rights, including and without derogating from the generality of the aforesaid, any requests for continuance, requests for distribution, re-productions, reexaminations or extensions, plans, processes, technology that includes intellectual right, reputation, research results, research records, service marks, source code, specifications, statistic models, systems, techniques, technology, commercial secrets, trademarks, tradenames, trade styles, contracts, technical information and any right that is equivalent to any of the aforesaid.

And in witness whereof the parties hereby sign:

( - ) Chic Cosmetic Industries 1989 Ltd. The Transferor Name: Chic Cosmetic Industries 1989 Ltd. Date:	( - ) Manuka Ltd. Private Company No. 516791181 The Transferee Name: Manuka Ltd. Dated: